Exhibit 21.1

List of Subsidiaries

Name	Jurisdiction of Organization / Incorporation
Main Street 2000 Pty Ltd	South Africa
MiX Telematics Pty Ltd (formerly known as MiX Telematics Limited)	South Africa
MiX Telematics Africa Pty Ltd (1)	South Africa
MiX Telematics Enterprise SA Pty Ltd (2)	South Africa
MiX Telematics Fleet Support Services Pty Ltd	South Africa
MiX Telematics East Africa Ltd (3)	Uganda
Immersive Client Experience Pty Ltd	South Africa
RTS Solutions Africa Pty Ltd	South Africa
RTS Services Africa Pty Ltd	South Africa
MiX Telematics India Private Limited	India
MiX Telematics Investments Pty Ltd	South Africa
MiX Telematics Thailand Limited	Thailand
MiX Telematics Australasia Pty Ltd	Australia
MiX Telematics Middle East FZE	United Arab Emirates
MiX Telematics Romania SRL	Romania
MiX Telematics Serviços de Telemetria e Rastreamento de Veículos do Brasil Limitada	Brazil
MiX Telematics International Pty Ltd	South Africa
MiX Telematics Europe Limited	United Kingdom
I.D. Systems, Inc.	Delaware
Powerfleet Systems Ltd	United Kingdom
Powerfleet GmbH	Germany
Movingdots GmbH	Germany
Powerfleet Africa Sky Pty Ltd	South Africa
Powerfleet Israel Ltd	Israel
Pointer Telocation Ltd	Israel
Powerfleet Brasil Ltda	Brazil
Pointer SA Pty Ltd (4)	South Africa
Pointer Telocation India Private Limited (5)	India
Pointer Argentina S.A.(6)	Argentina
Pointer Logistica y Monitoreo, S.A. de C.V.(7)	Mexico
Pointer Recuperación de México, S.A. de C.V.	Mexico
Powerfleet Canada Holdings Inc.	Ontario

Golden Eagle Canada Holdings Inc.	Ontario
Complete Innovations Holdings Inc.	Ontario
Fleet Complete S. de R.L. de C.V. (8)	Mexico
Centro de Solunciones Inalambricas S.A. de C.V.	Mexico
Fleet Complete Holdings (AUS) Pty Limited	Australia
Fleet Complete Australia Pty Ltd	Australia
Fleet Complete Cooperatief U.A. (9)	Netherlands
TC Beheer BV	Netherlands
IT Mobile Spain, S.L.	Spain
Fleet Complete Netherlands BV	Netherlands
Fleet Complete Germany GmbH	Germany
Complete Innovations AE	Greece
Fleet Complete Belgium BVBA	Belgium
Fleet Complete Nordics OU	Estonia
Fleet Complete Danmark ApS	Denmark
Fleet Complete Norge AS	Norway
Fleet Complete Sverige AB	Sweden
Fleet Complete Latvija SIA	Latvia
Fleet Complete Eesti OU	Estonia
Fleet Complete Lietuva UAB	Lithuania
1001020321 Ontario Inc.	Ontario
Golden Eagle Holdings Inc.	Delaware
Complete Innovations Corp.	Delaware
Complete Innovations USA, Inc.	Delaware

(1) Powerfleet, Inc. (“Powerfleet”) indirectly holds 88.73% of the issued and outstanding capital stock of MiX Telematics Africa Pty Ltd.

(2) Powerfleet indirectly holds 85.87% of the issued and outstanding capital stock of MiX Telematics Enterprise SA Pty Ltd.

(3) Powerfleet indirectly holds 99% of the issued and outstanding capital stock of MiX Telematics East Africa Ltd.

(4) Powerfleet indirectly holds 88% of the issued and outstanding shares of Pointer SA Pty Ltd.

(5) Powerfleet indirectly holds 99.998% of the issued and outstanding capital stock of Pointer Telocation India Private Limited.

(6) Powerfleet indirectly holds 99.64% of the issued and outstanding shares of Pointer Argentina S.A.

(7) Powerfleet indirectly holds 99.9% of the issued and outstanding capital stock of Pointer Logistica y Monitoreo, S.A. de C.V.

(8) Powerfleet indirectly holds 99.95% of the issued and outstanding capital stock of Fleet Complete S. de R.L. de C.V.

(9) Powerfleet indirectly holds 99% of the issued and outstanding capital stock of Fleet Complete Cooperatief U.A.